                                                                     EXHIBIT 3.1

                                    BY-LAWS
                                       OF
                         ROBERT HALF INTERNATIONAL INC.

                                   ARTICLE I
                                    OFFICES

    Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle.

    Section 2. PRINCIPAL OFFICE FOR TRANSACTION OF BUSINESS. The principal office for the transaction of the business of the Corporation shall be at 2884 Sand Hill Road, in the City of Menlo Park, County of San Mateo, State of California. The Board of Directors may change said principal office from one location to another within or without said City, County or State.

    Section 3. OTHER OFFICES. The Corporation may have offices at such other place or places, within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

    Section 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date in each year as the Chairman of the Board shall designate. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

    Section 3. SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, or the President or by order of the Board of Directors.

    Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, directed to his address as it appears upon the books of the corporation, said notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

    Section 5. QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Section 6. VOTING. Except as otherwise provided in the Certificate of Incorporation, each stockholder of voting common stock shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him on the date fixed pursuant to the provisions of Section 3 of Article IX of the By-Laws as the record date and registered in his name on the books of the Corporation for the determination of stockholders who shall be entitled to notice and to vote at such meeting. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by proxy but no proxy shall be voted three years after its date, unless said proxy shall provide for a longer period. At all meetings of the stockholders all matters including election of directors, except where other provision is made by law, by the Certificate of Incorporation or by these By-Laws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any question or matter, including the election of directors, need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted. No holder of Preferred Stock shall be entitled to vote at any meeting of the stockholders, except as provided by law, by the Certificate of Incorporation or by the Certificate of Determination of Preferences creating such Preferred Stock.

    Section 7. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 8. INSPECTORS OF VOTES. At each meeting of the stockholders the chairman of such meeting may appoint one or three Inspectors of Votes to act thereat. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. If there are three Inspectors of Votes, the determination, report or certificate of two such Inspectors shall be as effective as if unanimously made by all Inspectors.

    Section 9.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

       (a) Annual Meetings of Stockholders.

           (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the

       Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

           (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

           (3) Notwithstanding anything  in  the second  sentence  of  paragraph
               (a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

       (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for the election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

       (c) General.

           (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

           (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News
       Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

    Section 10. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

    Section 11. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Section 10, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 10 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

    Section 12. EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 10, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 10.

                                  ARTICLE III
                                   DIRECTORS

    Section 1.   GENERAL  POWERS.   The property,  business and  affairs of  the
Corporation shall be managed by or under the direction of the Board of Directors.

    Section 2.  NUMBER, QUALIFICATION AND TERM OF OFFICE.

       (a) The number of directors which shall constitute the whole Board shall not be less than six nor more than eleven. The number of directors shall be fixed at such number, within the limits specified in the preceding sentence, as determined from time to time by resolution of the Board of Directors, upon approval by two-thirds (2/3) of the directors in office.

       (b) At the 1994 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1997 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1996 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1995 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after election.

       (c) If the stockholders of the Company do not approve the continuing classification of the Board of Directors at the 2004 Annual Meeting
    of Stockholders, then Section 2(b) hereof shall be of no further force or effect after the date of the 2005 Annual Meeting of Stockholders and, notwithstanding anything to the contrary in Section 2(b), the terms of all directors shall expire at the 2005 Annual Meeting of Stockholders and all directors elected at the 2004 Annual Meeting of Stockholders or any subsequent meeting of stockholders shall hold office for a one-year term.

       (d) Except as provided in Sections 4 and 5 to this Article III, each director shall hold office until the end of his term and until his successor shall be elected and qualified or until his death, resignation or removal. Directors need not be stockholders. This Section 2 shall not be amended to change the two-thirds (2/3) approval requirement set forth above except with the approval of two-thirds (2/3) of the directors in office.

    Section 3. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 4. REMOVAL OF DIRECTORS. Any director may be removed, with cause, at any time, by the affirmative vote of a majority in interest of the stockholders of record of the Corporation entitled to vote, given at a special meeting of the stockholders called for the purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or, if the stockholders shall fail to fill such vacancy, by the Board of Directors as provided in Section 5 of this Article III. In no case will a decrease in the number of directors shorten the term of any incumbent director.

    Section 5. VACANCIES. In case of any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, the successor to fill the vacancy may be elected by the holders of shares of stock entitled to vote at an annual meeting of said holders or by two-thirds (2/3) of the directors in office, though less than a quorum, and each director so elected shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which he was elected expires and until his successor shall be duly elected and qualified, or until his death or until he shall resign or until he shall have been removed. Additional directorships resulting from an increase in the number of directors shall be apportioned among the three classes as equally as possible. This section shall not be amended to change the requirement of a vote of two-thirds (2/3) of the directors set forth above except upon the approval of two-thirds (2/3) of the directors in office.

    Section 6. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

    Section 7. ORGANIZATION MEETING. The Board of Directors shall meet immediately following the annual meeting of stockholders and at the place where the stockholders' meeting was held, for the purpose of electing officers and transacting such other business as may lawfully come before it. No notice of such meeting shall be required.

    Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Except as otherwise provided by law, notices of regular meetings need not be given.

    Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held when called by the Chairman of the Board, the Chairman of the Executive Committee, the President, the Secretary, Assistant Secretary or a majority of the Directors.

    Section 10. NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors or any committee thereof, and of any regular meeting as to which notice is given, shall be given to each director either by telephone or by written notice delivered personally to each director or sent to each director by mail or by other form of written communication at least one day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting.

    Section 11. QUORUM AND MANNER OF ACTING. Except as otherwise provided by statute or by these By-Laws, a majority of the total number of directors (but not less than two) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

    Section 12. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or Committee.

    Section 13. MEETING BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    Section 14. COMPENSATION. The Board of Directors may at any time or from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual compensation as such director or member of any committee of the Board of Directors or as compensation for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expense paid by him on account of his attendance at any meeting. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

    Section 1. APPOINTMENT. The Board of Directors may by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members, all of whom shall be directors. The Chairman of the Executive Committee shall be elected by the Board of Directors.

    Section 2. POWERS. The Executive Committee shall have and may exercise, when the Board is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation; but neither the Executive Committee nor any other committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation, nor shall it have the power or authority to declare a dividend, to authorize the issuance of stock or to fill vacancies in the Board of Directors or the Executive Committee.

    Section 3. TERM. The term of the Executive Committee shall be coexistent with that of the Board of Directors which shall have appointed such Committee. The Board may at any time for any reason remove any individual member of the Executive Committee and the Board may fill a Committee vacancy created by death, resignation or removal or increase in the number of members of the Executive Committee. The Board of Directors may designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Committee.

    Section 4. MEETINGS. Regular meetings of the Executive Committee, of which no notice shall be required, may be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all of its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee, the Chairman of the Board, the President, the Vice President, or a majority of the members of the Executive Committee then in office and shall be held at such time and place as shall be designated in the notice of the meeting.

    Section 5. QUORUM AND MANNER OF ACTION. A majority of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.

                                   ARTICLE V
                                OTHER COMMITTEES

    Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint other committees of the Board of Directors. Each such committee, to the extent permitted by law and these By-Laws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolution creating such committee. A majority of all of the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise prescribe. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discontinue any such committee at any time.

    Section 2. NON-BOARD COMMITTEES. The authority conferred upon the Board of Directors by Section 1 of this Article V to appoint committees of the Board of Directors shall not be deemed to preclude the appointment by either the Board of Directors or the Executive Committee of committees whose members need not be directors of the Corporation provided that such committees may not exercise any of the powers of the Board of Directors.

                                   ARTICLE VI
                                    OFFICERS

    Section 1. NUMBER. The officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Assistant Vice Presidents may also be appointed by the Chairman of the Board. Any of the Vice Presidents may be given such specific designation as may be determined from time to time by the Board of Directors. Any two or more offices except those of President and Secretary may be held by the same person.

    Section 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors at its organization meeting following the annual meeting of the stockholders and each shall hold office until the next annual election of officers and until his successor is elected and qualified, or until his death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board. Any vacancy occurring in any office may be filled by the Board of Directors.

    Section 3.  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.

       (a) The Chairman of the Board shall exercise such powers and perform such duties as may be assigned to him by these By-Laws or by the Board of
    Directors. The Chairman of the Board shall preside at meetings of the stockholders and Board of Directors and, in the absence of the Chairman of the Executive Committee, shall preside at meetings of the Executive Committee. He shall be ex officio a member of all standing committees of the Board other than any standing audit committee or compensation committee.

       (b) The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at meetings of the stockholders and Board of
    Directors. He shall exercise such other powers and perform such other duties as may be assigned to him by these By-Laws or by the Board of Directors.

    Section 4. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at meetings of the Board of Directors. The Chairman of the Executive Committee shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

    Section 5. PRESIDENT. The President, subject to the general control of the Board of Directors, shall be the chief executive officer of the Corporation and, as such, shall be responsible for the management and direction of the affairs of the Corporation, its officers, employees and agents and shall supervise generally the affairs of the Corporation. He shall exercise such other powers and perform such other duties as may be assigned to him by these By-Laws or by the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, he shall preside at meetings of the stockholders and, in the absence of the Chairman of the Board, the Vice Chairman of the Board and the Chairman of the Executive Committee, he shall preside at meetings of the Board of Directors and the Executive Committee. He shall be ex officio a member of all standing committees of the Board other than any standing audit committee or compensation committee.

    Section 6. VICE PRESIDENTS. In the absence of the Chairman of the Board and the President, the Vice President designated by the Board of Directors shall have all of the powers and duties conferred upon the President. Except where by law the signature of the Chairman of the Board or the President is required, each of the Vice Presidents shall have the same power as the Chairman of the Board or the President to sign certificates, contracts and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board or the President.

    Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee and all other committees of the Board of Directors, if any; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep the list of stockholders which shall include the post office address of each stockholder and make all proper changes therein, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Chairman of the Board or the President. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same.

    Section 8. TREASURER AND ASSISTANT TREASURER. The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President shall designate from time to time. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the President or the Treasurer, may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

    Section 9. ASSISTANT VICE PRESIDENTS. The Assistant Vice Presidents shall perform such duties as shall be determined by the Board of Directors, the Chairman of the Board or the President of the Corporation.

                                  ARTICLE VII
                            EXECUTION OF INSTRUMENTS

    The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law or in these By-Laws, and such designation may be general or confined to specific instances.

                                  ARTICLE VIII
                 VOTING OF SECURITIES OWNED BY THE CORPORATION

    All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chairman of the Executive Committee, the President or any Vice President.

                                   ARTICLE IX
                                SHARES OF STOCK

    Section 1. FORM AND EXECUTION OF CERTIFICATES. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed upon, such certificate shall cease to be such officer before such certificate shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though such person were such officer at the date of issuance.

    Section 2. TRANSFER. Transfer of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate.

    Section 3. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 4. RECORD OWNER. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

    Section 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE X
                                   DIVIDENDS

    Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors, at any regular or special meeting, may declare and pay dividends upon the shares of its stock either (a) out of its surplus as defined in and computed in accordance with the provisions of law or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever and in such amount as, in the opinion of the Board of Directors, the condition of the affairs of the Corporation shall render advisable.

    Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                                   ARTICLE XI
                                 CORPORATE SEAL

    The corporate seal shall consist of a die bearing the name of the Corporation and the inscription "Corporate Seal -- Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XII
                                   AMENDMENTS

    All By-Laws of the Corporation shall be subject to alterations or repeal, and new By-Laws may be made, by the stockholders at any annual or special meeting, or except as otherwise provided by these By-Laws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.